Exhibit 99.1

Press Release
Overseas Shipholding Group, Inc. Announces Closing of Financial Transaction
Company Release – 11/26/2018 4:00 PM ET
TAMPA, Fla. -- (BUSINESS WIRE) -- Overseas Shipholding Group, Inc. (NYSE: OSG) (“OSG”), a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, announced today that two of its subsidiaries have closed on a financing from Wintrust Commercial Finance, a division of Wintrust Asset Finance Inc., in the amount of $27,500,000. This loan is secured by first preferred ship mortgages on the Overseas Mykonos and Overseas Santorini, and a guaranty from OSG.

“We are very pleased to have completed this financing, as anticipated and discussed in our earnings call on November 9,” stated Dick Trueblood, OSG’s Chief Financial Officer. “Securing this financing is one piece of our overall plan to refinance our term loan debt. We appreciate working with the team at Wintrust in putting this deal together.”

“We’re proud to partner with OSG in providing capital for the refinance of the vessels,” stated Kirk Phillips, President and CEO of Wintrust Commercial Finance. “Our team led by Garrett Wilkins, Justin Piot, and Joe Gensor demonstrated Wintrust Commercial Finance’s understanding of the industry and commitment to working closely with our customers in meeting their unique financing needs and building long term relationships.”

Sam Norton, OSG’s Chief Executive Officer, stated “The Overseas Mykonos and Overseas Santorini are the only two oil tankers that participate in the U.S. Maritime Security Program and this transaction gives us the flexibility to continue this participation.”

About Wintrust Financial Corporation
Wintrust is a financial holding company with assets of over $30 billion whose common stock is traded on the NASDAQ Global Select Market. Built on the "HAVE IT ALL" model, Wintrust offers sophisticated technology and resources of a large bank while focusing on providing service-based community banking to each and every customer. Wintrust operates 15 community bank subsidiaries, with over 160 banking locations located in the greater Chicago and southern Wisconsin market areas. Additionally, Wintrust operates various non-bank business units including business units which provide commercial and life insurance premium financing in the United States, a premium finance company operating in Canada, a company providing short-term accounts receivable financing and value-added out-sourced administrative services to the temporary staffing services industry, a business unit engaging primarily in the origination and purchase of residential mortgages for sale into the secondary market throughout the United States, and companies providing wealth management services.

About Overseas Shipholding Group, Inc.
Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 22 active vessel U.S. Flag fleet consists of six ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements
This release contains forward-looking statements as defined under the federal securities laws. Words such as “plan”, “may”, “should”,” believes”, “estimates”, “targets”, “anticipates” and similar expressions generally identify forward-looking statements; however, statements other than statements of historical facts should be considered forward-looking statements. Forward-looking statements are based on OSG’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should also carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and in similar sections of other filings made by OSG with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to OSG or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by OSG with the SEC.

Media Contacts:
Wintrust Commercial Finance
Kirk S. Phillips, President & CEO
kphillips@wintrust.com
469-777-5656

Overseas Shipholding Group, Inc.
Susan Allan, VP, General Counsel
813-209-0620
sallan@osg.com